EXHIBIT 99 (a)

                  CITIZENS SOUTH BANKING CORPORATION ANNOUNCES
                  EARNINGS FOR THE QUARTER ENDED JUNE 30, 2004

GASTONIA, NC, July 19, 2004 --- Citizens South Banking Corporation (Nasdaq:
CSBC), the holding company for Citizens South Bank, announced earnings for the quarter ended June 30, 2004, of $948,000, or $0.12 per diluted share, compared to $1,124,000, or $0.13 per diluted share, for the quarter ended June 30, 2003.

The reduction in earnings from our second quarter earnings of 2003 was primarily the result of a lower level of net interest income resulting, in part, from a historically low prime interest rate during the first half of 2004 and from a lower level of outstanding residential mortgage loans. Both of these factors have had a negative impact on the Company's net interest margin. The Company experienced strong growth in its commercial and consumer loan portfolios. Commercial mortgage, business, and consumer loans increased by $31.4 million, or 18.2%, from June 30, 2003, to June 30, 2004. In addition, our level of nonperforming assets and nonperforming loans remained well below industry peers at 0.20% of total assets and 0.31% of total loans, respectively at the end of the second quarter of 2004.

Deposit growth continued to be strong during the second quarter of 2004, with the strongest growth in core (non-time) deposit accounts, which increased by $16.4 million, or 13.2%, year over year. Total deposits increased by $25.7 million, or 7.4%, from $345.0 million on June 30, 2003, to $370.7 million on June 30, 2004.

Noninterest expense decreased 6.3% from $3.1 million to $2.9 million. This decrease was largely the result of decreased expenses associated with the fair value adjustment on our deferred compensation plans, professional services, and advertising. Noninterest income during the comparable quarters decreased 9.1% from $1.3 million to $1.2 million, primarily as a result of a $102,000 decrease in revenues from lending and mortgage banking activities and a $193,000 reduction in the fair value adjustment on our deferred compensation plans which corresponded to a $193,000 reduction in compensation expense. The Company also realized $180,000 in gains from the sales of investments during the second quarter of 2004. These gains partly offset an $81,000 expense relating to the vesting of stock issued to a director who retired during the quarter.

Kim S. Price, President and CEO, commented, "We are pleased that we continue to experience growth in our core franchise as demonstrated by positive commercial loan and deposit growth, as well as continued high asset quality ratios. We believe that the recent increase in the prime lending rate will provide some benefit to our net interest margin and curb residential mortgage prepayments, both of which are positive developments for our Company."

Citizens South Bank, headquartered in Gastonia, North Carolina, was founded in 1904 and is celebrating its 100th anniversary. The Bank had approximately $500 million in assets at June 30, 2004, and operates ten full-service offices located in three North Carolina counties - Gaston, Rowan, and Iredell.

This news release contains certain forward-looking statements, which are subject to risks and uncertainties. A number of factors could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2003, describe some of these factors. Forward-looking statements speak only as of the date they are made and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date of the forward-looking statements or to reflect the occurrence of unanticipated events.

                                 (Tables Follow)
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

Citizens South Banking Corporation
Selected Financial Information
(dollars in thousands, except per share data)

                                                       ----------------------------------------------------------------------------
                                                       Quarter ended       Quarter ended        Year ended           Year ended
                                                       June 30, 2004       June 30, 2003     December 31, 2003    December 31, 2002
                                                       ----------------------------------------------------------------------------
Income Statement Data:
Interest income ....................................     $    4,995          $    5,645          $   21,969          $   24,716
Interest expense ...................................          1,911               2,286               8,732              10,195
                                                         ----------          ----------          ----------          ----------
Net interest income ................................          3,084               3,359              13,237              14,521
Provision for loan losses ..........................             30                  15                  60                 225
                                                         ----------          ----------          ----------          ----------
Net int. income after provision for loan
  losses ...........................................          3,054               3,344              13,177              14,296
Noninterest income .................................          1,165               1,282               5,561               4,121
Noninterest expense ................................          2,862               3,055              13,891              11,381
                                                         ----------          ----------          ----------          ----------
Income before income taxes .........................          1,357               1,571               4,847               7,036
Income tax expense .................................            409                 447               1,456               2,528
                                                         ----------          ----------          ----------          ----------
Net income .........................................     $      948          $    1,124          $    3,391          $    4,508

Per Share Data:
Basic net income ...................................     $     0.12          $     0.13          $     0.39          $     0.51
Diluted net income .................................           0.12                0.13                0.39                0.51
Cash dividends declared ............................          0.065                0.06                0.24                0.16
Period-end book value ..............................           9.54               10.67               10.11               10.64

Financial Ratios:
Return on average stockholders' equity .............           4.72%               4.72%               3.61%               7.61%
Return on average assets ...........................           0.76                0.90                0.68                0.98
Efficiency ratio ...................................          70.34               66.96               78.16               61.11
Net interest margin ................................           2.47                2.69                2.67                3.17
Average equity to average assets ...................          16.13               19.10               18.96               12.93

Asset Quality Data:
Allowance for loan losses ..........................     $    2,902          $    3,002          $    2,969          $    2,995
Nonperforming loans ................................            928                 802                 529                 516
Nonperforming assets ...............................          1,007                 948                 674               1,823
Allowance for loan losses to total loans ...........           0.97%               0.98%               0.97%               0.97%
Nonperforming loans to total loans .................           0.31                0.26                0.18                0.17
Nonperforming assets to total assets ...............           0.20                0.19                0.14                0.37

Average Balances:
 Total assets ......................................     $  498,562          $  498,901          $  495,198          $  458,316
 Loans receivable, net of unearned income ..........        293,802             304,980             297,517             320,505
 Interest-earning assets ...........................        445,970             454,675             450,826             416,748
 Deposits ..........................................        362,858             342,817             328,722             337,422
 Interest-bearing liabilities ......................        395,593             383,355             379,960             381,664
 Stockholders' equity ..............................         80,401              95,268              93,873              59,243
 Common shares outstanding, basic ..................      7,780,751           8,660,195           8,623,838           8,767,982
 Common shares outstanding, diluted ................      7,891,635           8,808,915           8,762,545           8,870,054

At Period End:
 Total assets ......................................     $  500,586          $  501,217          $  495,751          $  492,873
 Loans receivable, net unearned income .............        300,247             301,759             297,995             302,900
 Interest-earning assets ...........................        447,457             454,746             448,401             456,611
 Deposits ..........................................        370,700             345,014             342,446             340,862
 Interest-bearing liabilities ......................        401,867             384,239             388,434             377,234
 Stockholders' equity ..............................         71,727              95,253              87,669              96,383

Other Data:
Amortization of intangible assets ..................     $      104          $      126          $      404          $      963
Net gain / (loss) on sale of assets ................            180                  42               1,022                 105
Vesting expense for recognition and
  retention plan ...................................             81                   0                 975                   0

Citizens South Banking Corporation
Consolidated Statements of Financial Condition
(dollars in thousands)

                                                                                               June 30,          December 31,
                                                                                                 2004               2003
                                                                                               ---------         ------------
                                                                                              (unaudited)
   ASSETS

Cash and due from banks ................................................................       $   6,455          $   5,374
Interest-earning bank balances .........................................................          19,675              2,840
                                                                                               ---------          ---------
   Cash and cash equivalents ...........................................................          26,130              8,214
Investment securities available-for-sale, at fair value ................................          54,646             56,233
Mortgage-backed securities available-for-sale, at fair value ...........................          73,524             89,168
Loans receivable, net unearned income ..................................................         300,247            297,995
Allowance for loan losses ..............................................................          (2,902)            (2,969)
Real estate acquired through foreclosure, net ..........................................              79                145
Accrued interest receivable ............................................................           1,557              1,943
Premises and equipment, net ............................................................          17,390             14,939
Federal Home Loan Bank stock, at cost ..................................................           2,550              2,915
Bank owned life insurance ..............................................................          12,639             12,317
Intangible assets ......................................................................           7,763              7,985
Other assets ...........................................................................           6,963              6,866
                                                                                               ---------          ---------

   Total assets ........................................................................       $ 500,586          $ 495,751
                                                                                               =========          =========

  LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Demand deposit accounts ................................................................       $  48,027          $  43,686
Money market deposit accounts ..........................................................          60,112             48,189
Savings accounts .......................................................................          32,420             36,754
Time deposits ..........................................................................         230,141            213,817
                                                                                               ---------          ---------
   Total deposits ......................................................................         370,700            342,446
Borrowed money .........................................................................          51,772             58,981
Deferred compensation ..................................................................           5,651              6,165
Other liabilities ......................................................................             736                490
                                                                                               ---------          ---------
   Total liabilities ...................................................................         428,859            408,082

Stockholders' Equity:
Common stock issued and outstanding, $0.01 par value, 20,000,000 shares
   authorized, 9,062,727 issued and outstanding in 2004 and 2003 .......................              91                 91
Additional paid-in-capital .............................................................          68,280             68,280
Unallocated common stock held by Employee Stock Ownership Plan .........................          (1,887)            (1,979)
Unearned compensation related to Recognition and Retention Plan ........................          (1,712)            (1,979)
Retained earnings, substantially restricted ............................................          29,679             28,824
Accumulated unrealized gain on securities available-for-sale, net of tax ...............          (1,955)               (40)
Treasury stock of 1,540,683 shares at June 30, 2004, and 392,414
   shares at December 31, 2003 .........................................................         (20,769)            (5,528)
                                                                                               ---------          ---------
Total stockholders' equity .............................................................          71,727             87,669
                                                                                               ---------          ---------

Total liabilities and stockholders' equity .............................................       $ 500,586          $ 495,751
                                                                                               =========          =========

Citizens South Banking Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

                                                                            Three Months                       Six Months
                                                                           Ended June 30,                     Ended June 30,
                                                                           --------------                     --------------
                                                                       2004              2003             2004             2003
                                                                       ----              ----             ----             ----
Interest income
Loans ........................................................     $     3,836        $    4,364       $    7,722       $    8,833
Investment securities ........................................             472               272              957              689
Interest-bearing deposits ....................................              46                73               66              162
Mortgage-backed and related securities .......................             641               936            1,419            1,864
                                                                   -----------        ----------       ----------       ----------
  Total interest income ......................................           4,995             5,645           10,164           11,548

Interest Expense
Deposits .....................................................           1,461             1,693            2,887            3,434
Borrowed funds ...............................................             450               593              895            1,180
                                                                   -----------        ----------       ----------       ----------
Total interest expense .......................................           1,911             2,286            3,782            4,614
                                                                   -----------        ----------       ----------       ----------

Net interest income ..........................................           3,084             3,359            6,382            6,934
Provision for loan losses ....................................              30                15               60               30
                                                                   -----------        ----------       ----------       ----------
  Net interest income after provision for loan losses ........           3,054             3,344            6,322            6,904

Noninterest Income
Fee income on deposit accounts ...............................             553               525            1,183            1,008
Fee income on mortgage banking and lending activities ........             185               287              279              553
Dividends on FHLB stock ......................................              22                27               46               58
Gain on sale of assets .......................................             180                45              470               60
Fair value adjustment on deferred compensation assets ........             (37)              156               35              187
Other noninterest income .....................................             262               242              498              447
                                                                   -----------        ----------       ----------       ----------
  Total noninterest income ...................................           1,165             1,282            2,511            2,313

Noninterest Expense
Compensation and benefits ....................................           1,539             1,498            3,008            2,986
Vesting expense for Recognition and Retention Plan ...........              81                 0              355                0
Fair value adjustment on deferred compensation assets ........             (37)              156               35              187
Occupancy and equipment expense ..............................             400               318              782              643
Professional services ........................................             125               211              236              332
Amortization of intangible assets ............................             104               126              221              272
Loss on sale of assets .......................................               0                 3                0               13
Other noninterest expenses ...................................             650               743            1,456            1,331
                                                                   -----------        ----------       ----------       ----------
  Total noninterest expense ..................................           2,862             3,055            6,093            5,764

Income before income taxes ...................................           1,357             1,571            2,740            3,453

Provision for income taxes ...................................             409               447              831            1,122
                                                                   -----------        ----------       ----------       ----------

Net income ...................................................     $       948        $    1,124       $    1,909       $    2,331
                                                                   ===========        ==========       ==========       ==========

Basic earnings per share .....................................     $      0.12        $     0.13       $     0.24       $     0.27
Diluted earnings per share ...................................     $      0.12        $     0.13       $     0.24       $     0.26

Basic average common shares outstanding ......................       7,780,751         8,660,195        8,024,668        8,708,740
Diluted average common shares outstanding ....................       7,891,635         8,808,915        8,117,736        8,804,222

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